UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2013

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to By-Laws

Effective as of January 7, 2013, the Board of Directors of Zebra approved amendments to the Amended and Restated By-Laws of Zebra (the “By-Laws”). The following description of the amendments is qualified in its entirety by reference to the complete text of the By-Laws, as so amended, a copy of which is attached as Exhibit 3(ii) to this Form 8-K and is incorporated herein by reference.

Section 2.11: Nominees for director are elected by a plurality of the votes cast. However, for all uncontested director elections held after December 31, 2013, each nominee for director who is elected by a plurality vote who does not receive a Majority Vote with respect to that nominee’s election will have such nominee’s resignation from the Board considered in accordance with Zebra’s Corporate Governance Guidelines. A “Majority Vote” means that the number of votes cast in favor of a nominee must exceed the number of votes withheld with respect to that nominee. In any Contested Election, nominees for director will continue to be elected by a plurality of the votes cast without a resignation to be considered by the Board conditioned on receipt of a Majority Vote. A “Contested Election” means an election of directors (i) for which the Secretary of Zebra has received a notice that a stockholder has nominated a person for election to the Board in compliance with Section 2.4 or 2.6, as applicable, of Zebra’s By-Laws and (ii) such nomination has not been withdrawn at least five days prior to the date Zebra first mails the notice of meeting to stockholders. Neither abstentions nor broker non-votes count as votes cast.

With respect to all elections held after December 31, 2013, in order for any person to remain a nominee of the Board for service on the Board, such person must submit an irrevocable resignation, prior to the mailing of Zebra’s proxy statement relating to the meeting of stockholders at which such person would be a nominee for director, contingent (x) on that person not receiving a Majority Vote for election and (y) acceptance of that resignation by the Board in accordance with Zebra’s Corporate Governance Guidelines. Zebra’s Corporate Governance Guidelines provide that after receipt of the certified results of the stockholder vote, the Nominating Committee of the Board will consider the tendered resignation(s) in light of the best interests of Zebra and its stockholders and will make a recommendation to the Board concerning the acceptance or rejection of such resignation(s). In considering whether to accept or reject a resignation, the Committee will consider all factors deemed relevant by the members of the Committee, including, without limitation, (i) the impact of the acceptance of the resignation on stock exchange listing or other regulatory requirements, (ii) the financial impact of the acceptance of the resignation (including, for example, amounts that may become payable under executive compensation or other agreements), (iii) the unique qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on the Audit Committee in such capacity), (iv) the reasons that the Committee believes are the reasons that stockholders withheld votes with respect to the election of such director (including, for example, whether the director was the target of a “vote no” campaign on an illegitimate or wrongful basis), and (v) any alternatives for addressing the reasons for the “withheld” votes (including, for example, rejection of the resignation coupled with a commitment to seek to address and cure such underlying reasons).

The Board, acting on the recommendation of the Nominating Committee of the Board, will within 90 days of receiving the certified results of the stockholder vote, determine whether to accept the resignation. Absent a determination by the Board that it is in the best interests of Zebra for the nominee to remain as a director, the Board will accept that person’s resignation. If the Board accepts the resignation of a director, the Board may fill the resulting vacancy pursuant to the By-Laws and the Certificate of Incorporation, or may decrease the size of the Board pursuant to the By-Laws.

A copy of each of Zebra’s By-Laws and Corporate Governance Guidelines is posted on Zebra’s web site at: http://www.zebra.com under “About Zebra-Investor Relations-Governance.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Description of Exhibits

3 (ii) By-Laws of Zebra Technologies Corporation effective as of January 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: January 10, 2013	By:	/s/ Jim L. Kaput
/s/ Jim L. Kaput
SVP, General Counsel and Secretary